                                                                     Exhibit 4.5

Buenos Aires, 2 de abril de 2002.

Senores
Telecom Italia S.p.A.
Corso d'Italia 41 - Roma
Italia. Atencion Dr. Carlo Buora
------
y

France Cables et Radio S.A.
124 Rue Reamur, 75091
Paris, CEDEX 02
Francia. Atencion Ing. Laurent Mialet
-------



De mi consideracion:

Tengo el agrado de dirigirme a Uds. en mi caracter de Presidente de Telecom Argentina STET-France Telecom S.A. (en lo sucesivo "Telecom Argentina" o "la Sociedad"), con relacion al Contrato de Gerenciamiento (en adelante "el Contrato"), suscripto el 9 de agosto de 1999 entre mi representada, por una parte y por la otra Telecom Italia S.p.A. y France Cables et Radio S.A. (en conjunto "los Operadores" y junto con Telecom Argentina "las Partes").

En octubre de 2001, ante la seriedad de la crisis economica recesiva que afecta a la Argentina desde tiempo atras y como parte del plan de reduccion de gastos e inversiones destinado a minimizar los efectos de dicha crisis sobre la situacion economico-financiera de la Sociedad, les solicitamos y obtuvimos de Uds. una reduccion del 3% al 1,25% de la remuneracion acordada en el punto 2.7 del Contrato ("el Management Fee"), durante el periodo comprendido entre el 1(degree) de octubre de 2001 y el 31 de marzo de 2002, sin afectacion de las prestaciones a vuestro cargo ni de las clausulas del Contrato.

Tambien se convino que durante ese lapso se continuaria con la negociacion de modificaciones al Contrato y en caso de acordarse las mismas, Telecom debia someterlas a la consideracion de los organos societarios de administracion y fiscalizacion pertinentes y, de ser aprobadas, a una Asamblea de Accionistas a celebrarse a la brevedad posible.

Finalmente se acordo que si para el 31 de marzo de 2002 las Partes no hubieran acordado las modificaciones al Contrato, o si dichas modificaciones no hubieran sido aprobadas por los organos societarios competentes, a partir del 1(degree) de abril de 2002 dejaria de ser aplicable la reduccion del Management Fee otorgada por los Operadores a la Sociedad.

Sin embargo, como es de vuestro conocimiento, a partir de diciembre del ano 2001, la Argentina se vio inmersa en una gravisima crisis politica y social y se agudizaron las dificultades economicas y financieras que agobian al pais. En efecto, los sucesivos cambios de Gobierno, la declaracion de default de la deuda publica, la devaluacion del peso con abandono del regimen de convertibilidad, la pesificacion de las tarifas de los servicios publicos y la derogacion de sus clausulas de ajuste, como asi tambien las multiples normas financieras y cambiarias limitativas de la disponibilidad de fondos y de las transferencias al exterior, han agravado sensiblemente la recesion economica que sufre el pais y han incrementando el indice de morosidad de los clientes, impactando negativamente en la gestion de la Sociedad.

En este escenario extremadamente complejo que ofrece la realidad argentina actual, la incertidumbre acerca de numerosas variables economicas y financieras y los continuos cambios en las normas juridicas, han impedido a las Partes llevar adelante la negociacion de las modificaciones al Contrato, tal como estaba previsto.

A su vez, estando proxima a vencer la reduccion del Management Fee que los Operadores otorgaron a la Sociedad y teniendo en consideracion la gravedad de la crisis que sufre el pais y su impacto sobre la situacion de Telecom Argentina, el Directorio de esta ha resuelto solicitar a los Operadores que a partir del 1(degree) de abril de 2002 y mientras dure la actual situacion de emergencia economica declarada por la Ley No. 25.561, reduzcan las prestaciones bajo el Contrato a aquellas que resulten necesarias para cumplir con vuestras obligaciones como Operadores de la Sociedad, suspendiendo por el mismo plazo el cobro del Management Fee.

Entre tanto, a partir del momento en que la situacion del pais y de la Sociedad lo hagan posible, las Partes continuariamos las negociaciones tendientes a acordar modificaciones al Contrato y, en su caso, se las someteria a las aprobaciones de los organos societarios competentes. De este modo, una vez superada la situacion actual, los Operadores reiniciarian la percepcion del Management Fee en base a lo que se hubiera acordado en el curso de esas negociaciones.

Quedamos a la espera de vuestra conformidad acerca de lo solicitado en la presente. En caso de contar con una respuesta afirmativa, procederemos a cursar las informaciones legales que establecen las normas correspondientes (a la Comision Nacional de Valores, a la Bolsa de Comercio de Buenos Aires y demas mercados en que cotizan los titulos de Telecom Argentina).

Sin otro particular, les saludo muy atentamente,



                   Telecom Argentina STET-France Telecom S.A.

                            Ing. Juan Carlos Masjoan
                                   Presidente

                                                              22 de mayo de 2002

Sr. Presidente de
Telecom Argentina Ste-France Telecom S.A.
Ing. Juan Carlos Masjoan
Presente
--------

                         Ref. Contrato de Gerenciamiento
                         -------------------------------

De nuestra consideracion:

Tenemos el agrado de dirigirnos a Ud. en su caracter de Presidente de Telecom Argentina Stet-France Telecom S.A. (en adelante "Telecom Argentina" o "la Sociedad"), con motivo de su carta de 2 de abril relacionada con el Contrato de Gerenciamiento (en adelante "el Contrato") suscripto el 9 de agosto de 1999 entre Telecom Argentina por una parte y la otra Telecom Italia S.p.A ( en adelante "TI") y France Cable et Radio S.A. ("FCR") (en conjunto denominados "los Operadores" y junto con Telecom Argentina denominadas "las Partes".

En la citada nota, Telecom Argentina puntualiza la gravisima crisis economica y social y las dificultades economicas y financieras que actualmente afectan a la Argentina, senalando en particular los cambio de gobierno, la declaracion de default de la deuda publica y el abandono del regimen de convertibilidad, lo que ha conducido ademas a una pesificacion del sistema economico, incluyendo las tarifas de los servicios publicos y la derogacion de las respectivas clausulas de ajuste previstas contractualmente. Los Operadores tienen conocimiento de esa situacion y continuan analizando detenidamente los graves efectos de la crisis economica senalada en la citada carta, que ha originado la necesidad de que Telecom Argentina declare a su vez la suspension de los pagos de su deuda financiera en los terminos oportunamente informados a los organismos de control.

Por tales consideraciones, los Operadores no pueden permanecer ajenos a esa situacion y por la presente expresan su conformidad para que, con excepcion de lo previsto en los puntos 2.1, 2.2 y 2.3, se suspendan transitoriamente los derechos y obligaciones de las partes previstos en el Articulo II del Contrato, lo que incluye la compensacion fijada en el punto 2.7 del Contrato (el "Management Fee") a partir de 1 de abril de 2002 y hasta el 31 de diciembre de 2002, sin perjuicio de las prestaciones especiales que sean requeridas por Telecom de conformidad con lo previsto en el Articulo III del Contrato. De este modo, ante esta situacion compleja y de extrema gravedad, en nuestro caracter de Operadores conforme, con el decreto 62/90, sus modificaciones y normas complementarias, confirmamos el proposito de prestar a Telecom toda la cooperacion que razonablemente este a nuestro alcance, en especial para brindar el mayor apoyo dentro de nuestras posibilidades a fin de cooperar con Telecom para superar las actuales dificultades que la aquejan, recuperando unicamente los costos de viajes y estadia relacionados con nuestra intervencion.

Les agradeceremos nos hagan conocer previamente el texto de las informaciones a ser cursadas a los respectivos organismos de contralor.

Quedamos a la espera de vuestra conformidad acerca de lo propuesto en la presente, a cuyo fin les rogamos nos envien firmado el duplicado que se acompana al efecto.

Saludamos a Uds. muy atentamente.



TELECOM ITALIA S.p.A                                       FRANCE CABLE ET RADIO
  Oscar Cristianci                                           Jean-Yves Gouiffes

Buenos Aires,   23 de diciembre  de 2002.

Senores
Telecom Italia S.p.A.
Corso d'Italia 41 - Roma
Italia
Atencion: Dr. Carlo Buora

y

France Cables et Radio S.A.
124 Rue Reamur, 75091
Paris, CEDEX 02
Francia
Atencion: Ing. Laurent Mialet





De mi consideracion:

Tengo el agrado de dirigirme a Uds. en mi caracter de Gerente General de Telecom Argentina STET-France Telecom S.A. (en lo sucesivo "Telecom Argentina" o "la Sociedad"), con relacion al Contrato de Gerenciamiento (en adelante "el Contrato"), suscripto el 9 de agosto de 1999 entre mi representada, por una parte, y por la otra Telecom Italia S.p.A. y France Cables et Radio S.A. (en conjunto "los Operadores" y junto con Telecom Argentina "las Partes").

Es de vuestro conocimiento la grave situacion financiera por la que viene atravesando desde tiempo atras esta Sociedad, como consecuencia de la crisis que afecta a la Republica Argentina, la que ha impactado adversa y significativamente sobre el negocio de Telecom Argentina.

Por tales razones, las Partes hemos convenido que -con excepcion de lo previsto en el Articulo II, puntos 2.1., 2.2. y 2.3.- se suspendan transitoriamente, a partir del 1 de abril de 2002 y hasta el 31 de diciembre de 2002, los derechos y obligaciones de las Partes previstos en el Articulo II del Contrato, lo que incluye la suspension del cobro del Management Fee previsto en el punto 2.7 del Contrato. Ello sin perjuicio de las prestaciones especiales que sean requeridas por Telecom de conformidad con lo previsto especificamente en el Articulo III del Contrato. Este acuerdo (en adelante "el Acuerdo Vigente") surge de los terminos propuestos en vuestra nota de fecha 22 de mayo de 2002, que fue aceptada por el Directorio de Telecom Argentina en reunion celebrada el 6 de junio de 2002.

Como es de vuestro conocimiento, las dificultades financieras de la Sociedad, derivadas de los factores macroeconomicos negativos antes mencionados, se fueron profundizando y el Directorio de Telecom Argentina se ha visto en la necesidad de declarar la suspension del pago del capital y de los intereses de su deuda financiera, en tanto ha iniciado -con el apoyo de asesores juridicos y financieros externos- un proceso de renegociacion de dicha deuda, habiendose comenzado las conversaciones con los principales acreedores, a los que se les ha presentado una primera propuesta.

Toda esta problematica fue considerada con Uds. en las reuniones mantenidas durante el pasado mes de septiembre, en el curso de las cuales se acordo que resulta necesario que las Partes formalicen una prorroga de los terminos y condiciones del "Acuerdo Vigente" hasta el vencimiento del plazo del Contrato previsto en el punto 7.2. del Contrato.

Al mismo tiempo, Telecom Argentina contara -como viene ocurriendo desde el 1 de abril pasado- con el respaldo de los Operadores, a traves de las prestaciones contempladas en el Contrato que no quedan alcanzadas por la suspension de ciertos derechos y obligaciones del Articulo II.

Quedamos a la espera de vuestra conformidad acerca de lo solicitado en la presente, en cuyo caso quedara instrumentada la prorroga del "Acuerdo Vigente" en la forma indicada en esta propuesta. En tal caso, procederemos a cursar las informaciones legales que establecen las normas correspondientes (a la Comision Nacional de Valores, a la Bolsa de Comercio de Buenos Aires y demas mercados en que cotizan los titulos de Telecom Argentina), sometiendo previamente al conocimiento de Uds. el texto de dichas comunicaciones.

Sin otro particular, les saludo muy atentamente,





                                Por Telecom Argentina STET-France Telecom S.A.

                                                Carlos Felices
                                                Gerente General

NOTA DE ACEPTACION
------------------

Buenos Aires, 27 de diciembre de 2002

Senores
Telecom Argentina-Stet France Telecom S.A.
Buenos Aires
Argentina

                Atencion: Sr. Gerente General Lic. Carlos Felices

De nuestra consideracion:

Tenemos el agrado de dirigirnos a Uds. A fin de hacerles saber que Telecom Italia SpA ha recibido vuestra nota fechada el 23 de diciembre de 2002, en la que nos proponen prorrogar el acuerdo instrumentado mediante nuestra carta del 22 de mayo de 2002, aceptada por Telecom Argentina-Stet France Telecom S.A. ("Telecom Argentina") el 6 de junio de 2002, definida en vuestra propuesta como el "Acuerdo Vigente". Al respecto, nos complace hacerles saber que aceptamos la referida propuesta en todos sus terminos.

Les enviamos junto con la presente una copia debidamente inicialada de vuestra Nota del 23 de diciembre de 2002 a los fines de identificar la propuesta enviada por Telecom Argentina y les agradeceremos que nos devuelvan debidamente firmada como constancia de recepcion una copia de esta carta aceptacion.

Les saluda muy atentamente.





         Por Telecom Italia S.p.A.
         Oscar Carlos Cristianci
         Autorizado por Procura Speciale

NOTA DE ACEPTACION
------------------

Paris, 30 de diciembre de 2002



Senores
Telecom Argentina-Stet France Telecom S.A.
Buenos Aires
Argentina

                Atencion: Sr. Gerente General Lic. Carlos Felices

De nuestra consideracion:

Tenemos el agrado de dirigirnos a Uds. A fin de hacerles saber que France Cables et Radio S.A. ha recibido vuestra nota fechada el 23 de diciembre de 2002, en la que nos proponen prorrogar el acuerdo instrumentado mediante nuestra carta del 22 de mayo de 2002, aceptada por Telecom Argentina-Stet France Telecom S.A. ("Telecom Argentina") el 6 de junio de 2002, definida en vuestra propuesta como el "Acuerdo Vigente". Al respecto, nos complace hacerles saber que France Cables et Radio S.A. acepta la referida propuesta en todos sus terminos.

Les enviamos junto con la presente una copia debidamente inicialada de vuestra Nota del 23 de diciembre de 2002 a los fines de identificar la propuesta enviada por Telecom Argentina y les agradeceremos que nos devuelvan debidamente firmada como constancia de recepcion una copia de esta carta aceptacion.

Les saludamos muy atentamente.





         Por France Cables et Radio S.A.
         Ing. Laurent Mialet

                                                     Buenos Aires, April 2, 2002


To Telecom Italia S.p.A.
Corso d'Italia 41 - Roma

Italy
-----

Attention: Dr. Carlos Buora

and

To France Cables et Radio S.A.
124 Rue Reamur, 75091
Paris, CEDEX 02

France
------

Attention: Eng. Laurent Mialet


Dear Sirs,

I write to you, in my capacity as President of Telecom Argentina STET-France Telecom S.A. ("Telecom Argentina" or the "Company") in connection with the Management Agreement (the "Agreement") entered into on August 9, 1999 by and between the Company, party of the first part, and Telecom Italia S.p.A. and France Cables et Radio S.A. (collectively, the "Operators" and together with Telecom Argentina, the "Parties").

In October 2001, due to recessionary economic crisis that had been affecting Argentina and as part of the plan to cut expenses and investments ultimately intended to minimize the effects of the crisis on the economic-financial position of the Company, we kindly asked and obtained from you a reduction from 3 to 1.25% of the fees agreed under point 2.7 of the Agreement (the "Management Fee") effective from October 1, 2001, through March 31, 2002, without modifying your consideration and the terms and conditions of the Agreement.

We also agreed that during such term the parties would negotiate the amendments to the Agreement and that, if such amendments were agreed, Telecom would submit them to its management and auditing bodies and, if approved by them, to a Shareholders' Meeting to be held as soon as practicable.

Finally, the Parties agreed that if they could not reach an agreement on the amendments to the Agreement by March 31, 2002, or if such amendments were not approved by the competent company authorities by such date, the Management Fee reduction granted by the Operators to the Company would no longer be effective as from April 1, 2002.

However, as you know, since December 2001 Argentina has been affected by a deep political and social crisis and the economic and financial problems affecting Argentina worsened. In other words, the change of government authorities, the declaration of default on the public debt, the devaluation of the Argentine Peso, the abandonment the currency board (convertibility), the pesofication of public utility rates and abrogation of adjustment clauses, as well as the multiple financial and currency exchange laws restricting availability of funds and bank transfers abroad have severely aggravated the Argentine economic recession and have increased the customer's arrearage with a negative impact on the Company's bottom line.

Given this extremely complex Argentine context, the uncertainty over a number of economic and financial variables, and the continuous amendments to the laws have prevented the Parties from continuing with the renegotiation of the amendments to the Agreement, as previously agreed.

As the Management Fee reduction granted by the Operators to this Company is about to expire and considering the deep Argentine crisis and its impact on Telecom Argentina's situation, Telecom Argentina's Board of Directors has resolved to request that Operators reduce their consideration under the Agreement, that they reduce their services only to those essential to comply with their obligations as Operators of the Company and that collection of the Management Fee be suspended from April 2002 until termination of the economic emergency declared by Law no. 25,561.

Meanwhile, as far as the Argentine and the Company's situation so permit, the Parties will continue negotiations intended to amend the Agreement and, if applicable, will submit such amendments to the approval of the competent company authorities. Thus, upon termination of the present situation, Operators will resume their collection of the Management Fee on the basis of the results of such negotiations.

We look forward to your approval of the above. Upon your acceptance of this proposal, we will send the mandatory legal notices (to the Comision Nacional de Valores (Argentine Securities Commission), the Bolsa de Comercio de Buenos Aires (Buenos Aires Stock Exchange) and to the other markets where Telecom's shares are listed).

Sincerely,

Telecom Argentina STE-France Telecom S.A.

[Signed]

Eng. Juan Carlos Masjoan
President

                                                                    May 22, 2002


To the President of
Telecom Argentina Stet-France Telecom S.A.
Eng. Juan Carlos Masjoan


                                                  Subject:  Management Agreement
                                                            --------------------

Dear Sir,

I write to you, in your capacity as President of Telecom Argentina Stet-France Telecom S,A, ("Telecom Argentina"or the "Company"), in connection with your letter dated April 2 related to the Management Agreement (the "Agreement") entered into on August 9, 1999, by and between Telecom Argentina, party of the first part, and Telecom Italia S.p.A ("TI") and France Cable et Radio S.A. ("FCR") (collectively, the "Operators" and together with Telecom Argentina, the "Parties").

In such note, Telecom Argentina highlights the deep economic and social crisis and the economic and financial problems affecting Argentina, making special reference to the government changes, the declaration of default on public debt, and the abandonment of the currency board (convertibility), which has included a pesofication of the economic system, including public utility rates and abrogation of adjustment clauses established in the concession agreements. Operators know these problems and are still thoroughly analysing the serious effects of the economic crisis mentioned in the letter. Such crisis has obliged Telecom Argentina to declare the suspension of payments on its financial debt, in the terms informed to the regulatory authorities.

The Operators do understand this situation and express their authorization for the temporary suspension of the rights and obligations of the Parties under
Article II of the Agreement,
including the compensation established in point 2.7 of the Agreement ("Management Fee") -and except for the provisions under points 2.1, 2.2 and 2.3-from April 1, 2002, through December 31, 2002, notwithstanding the special services that may be requested by Telecom in accordance with the provisions of
Article III of the Agreement. Thus, in consideration of the complex and serious situation, we, in our capacity as Operators under Presidential Decree 62/90, as amended and regulated, express our intention to use our best efforts to cooperate with Telecom in overcoming the problems and, to that effect, we will only recover travelling and accommodation expenses arising from our intervention.

We would like to learn in advance the contents of the notices to be sent to the regulatory authorities.

We look forward to your acceptance to our proposal and, for such purpose, we kindly request that you remit the enclosed copy of this letter duly signed by you.


Sincerely,

[Signed]

Telecom Italia S.p.A.
Oscar Cristianci

[Signed]

France Cables et Radio S.A.
Jean Yves Gouiffes

                                                 Buenos Aires, December 23, 2002

To Telecom Italia S.p.A.
Corso d'Italia 41 - Roma

Italy
-----

Attention: Dr. Carlos Buora

and

To France Cables et Radio S.A.
124 Rue Reamur, 75091
Paris, CEDEX 02

France
------

Attention: Eng. Laurent Mialet

Dear Sirs,

I write to you in my capacity as General Manager of Telecom Argentina STET-France Telecom S.A. ("Telecom Argentina" or the "Company") in connection with the Management Agreement (the "Agreement") entered into on August 9, 1999, by and between the Company, party of the first part, and Telecom Italia S.p.A. and France Cables et Radio S.A. (collectively, the "Operators" and together with Telecom Argentina, the "Parties").

As you know, our Company has been going through difficult financial times, due to the crisis affecting the Argentine Republic. Such crisis has had a negative and material impact on the business of Telecom Argentina.

Therefore, the Parties have agreed to temporarily suspend -except for the provisions contained in points 2.1, 2.2 and 2.3 of Article II- the rights and obligations under Article II of the Agreement from April 1, 2002, through December 31, 2002, which suspension shall include collection of the Management Fee established in point 2.7 of the Agreement, notwithstanding the special services required by Telecom in accordance with the terms and conditions expressly provided under Article III of the Agreement. This agreement (the "Effective Agreement") arises from the terms proposed in your note dated May 22, 2002, accepted by the Board of Directors of Telecom Argentina at their meeting held on June 6, 2002.

As you know, the financial problems of the Company, arising from the abovementioned macroeconomic negative factors, have worsened and Telecom Argentina's Board of Directors had no other choice but to declare the suspension of principal and interest servicing on its financial debt. However, Telecom Argentina has commenced -assisted by external legal and financial advisors- the renegotiation its debt, mainly with its main creditors, who have already received a preliminary proposal.

All the above was discussed at the meetings held with you during September, when we agreed that it was necessary that the Parties extend the term of the "Effective Agreement" until the expiration date of the Agreement established in point 7.2 thereof.

Telecom Argentina will continue to be supported by the Operators (who have been providing their support since April 1, 2002) by means of the consideration established in the Agreement and that is not included in the suspension of the rights and obligations under Article II.

We look forward to your approval to this request. If approved, the "Effective Agreement" shall be extended in the manner established in this proposal and we will send the mandatory legal notices (to the Comision Nacional de Valores (Argentine Securities Commission), the Bolsa de Comercio de Buenos Aires (Buenos Aires Stock Exchange) and to the other markets where Telecom's shares are listed); provided, however, that the text of such notices shall be sent to you before sending such notices.


Sincerely,

Telecom Argentina STET-France Telecom S.A.

[Signature]

Carlos Felices
General Manager

LETTER OF ACCEPTANCE
--------------------


                                                        Paris, December 27, 2002



To Telecom Argentina-STET France Telecom S.A.
Buenos Aires
Argentina
Attention: Mr. Carlos Felices - General Manager

Dear Sir,

We would like to advise your that Telecom Italia SpA has already received your note dated December 23, 2002, whereby you propose us to extend the agreement memorialized through our letter dated May 22, 2002, accepted by Telecom Argentina-STET France Telecom S.A. ("Telecom Argentina") on June 6, 2002, defined in your proposal as the "Effective Agreement". In respect to the above, please note that Telecom Italia SpA accepts in full the abovementioned proposal.

Enclosed you will find a duly initialled copy of your Note dated December 23, 2002, for the purpose of identifying the proposal sent by Telecom Argentina and would be grateful if you could remit us a duly signed copy of this letter of acceptance as return receipt.


Sincerely,

[Signature]

By Telecom Italia SpA
Oscar Carlos Cristianci
Authorized by Procura Speciale

LETTER OF ACCEPTANCE
--------------------


                                                        Paris, December 30, 2002



To Telecom Argentina-STET France Telecom S.A.
Buenos Aires
Argentina
Attention: Mr. Carlos Felices - General Manager


Dear Sir,

We would like to advise your that France Cables et Radio S.A. has already received your note dated December 23, 2002, whereby you propose us to extend the agreement memorialized through our letter dated May 22, 2002, accepted by Telecom Argentina-STET France Telecom S.A. ("Telecom Argentina") on June 6, 2002, defined in your proposal as the "Effective Agreement". In respect to the above, please note that Cables et Radio S.A. accepts in full the abovementioned proposal.

Enclosed you will find a duly initialled copy of your Note dated December 23, 2002, for the purpose of identifying the proposal sent by Telecom Argentina and would be grateful if you could remit us a duly signed copy of this letter of acceptance as return receipt.


Sincerely,

[Signature]

France Cables et Radio S.A.
Eng.  Laurent Mialet